                                                                      EXHIBIT 25
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                              ------------------
                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       ---------------------------------

                        UMB BANK, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

                                  44-0201230
                               (I.R.S. Employer
                              Identification No.)

   928 Grand Avenue, Kansas City, Missouri.............................64106
   (Address of principal executive offices)                       (Zip Code)

                       ---------------------------------

                          Republic Group Incorporated
              (Exact name of obligor as specified in its charter)


            Delaware                                    75-1155922
  (State or other jurisdiction of         (I.R.S. employer identification No.)
   incorporation or organization)

        811 East 30th Avenue
         Hutchinson, Kansas                               67502
(Address of principal executive offices)                (Zip Code)

                   9 1/2% Senior Subordinated Notes due 2008
                      (Title of the indenture securities)

--------------------------------------------------------------------------------

Item 1.  General Information
         -------------------

         (a) Name and address of each examining or supervising authority to which the Trustee is subject is as follows:

             The Comptroller of the Currency
             Mid-Western District
             2345 Grand Avenue, Suite 700
             Kansas City, Missouri 64108

             Federal Reserve Bank of Kansas City
             Federal Reserve P.O. Station
             Kansas City, Missouri 64198

             Supervising Examiner
             Federal Deposit Insurance Corporation
             720 Olive Street, Suite 2909
             St. Louis, Missouri 63101

         (b) The Trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with Obligor and Underwriters
         ------------------------------------------

         The Obligor and the Underwriter are not affiliated with the Trustee.

Item 3.  Voting securities of the Trustee
         --------------------------------

         The following information as to each class of voting securities of the Trustee is furnished as of September 9, 1998:


             Column A                                  Column B
          Title of Class                          Amount Outstanding
          --------------                          ------------------

              Common                                   660,000


Item 4.  Trusteeships under other indentures
         -----------------------------------

         The Trustee is not a trustee under another indenture under which any other securities, or certificates of interest or participation in other securities, of the Obligor are outstanding. The Trustee does serve as Trustee for the Obligor's unregistered 9 1/2% Senior Subordinated Notes due 2008, which are to be exchanged for the indenture securities.

Item 5.  Interlocking directorates and similar relationships with the obligor or
         -----------------------------------------------------------------------
         underwriters
         ------------

         Neither the Trustee nor any of its directors or officers is a director, officer, partner, employee, appointee, or representative of the Obligor.

Item 6.  Voting securities of the Trustee owned by the Obligor or its officials
         ----------------------------------------------------------------------

         No voting securities of the Trustee are owned beneficially by the Obligor or its directors and executive officers as of September 9, 1998.

Item 7.  Voting securities of the Trustee owned by underwriters or their
         ---------------------------------------------------------------
         officials
         ---------

         No voting securities of the Trustee and not more than 1% of the voting securities of the Trustee's parent holding company are owned beneficially by an Underwriter for the Obligor or its directors, partners or executive officers as of September 9, 1998

Item 8.  Securities of the Obligor owned or held by the Trustee
         ------------------------------------------------------

         No securities of Obligor are owned beneficially or held as collateral security for obligations in default by the Trustee as of September 9, 1998.

Item 9.  Securities of the underwriters owned or held by the Trustee
         -----------------------------------------------------------

         No securities of an Underwriter for the Obligor are owned beneficially or held as collateral security for Obligations in default as of September 9, 1998.

Item 10. Ownership or holdings by the Trustee of voting securities of certain
         --------------------------------------------------------------------
         affiliates or security holders of the Obligor
         ---------------------------------------------

         The Trustee neither owns beneficially nor holds as collateral security for obligations in default any voting securities of a person who, to the knowledge of the Trustee, (1) owns 10 percent or more of the voting securities of the Obligor, or (2) is an affiliate, other than a subsidiary of Obligor, as of September 9, 1998.

Item 11. Ownership or holdings by the Trustee of any securities of a person
         ------------------------------------------------------------------
         owning 50 percent or more of the voting securities of the Obligor
         ---------------------------- ------------------------------------

         The Trustee neither owns beneficially nor holds as collateral security for obligations in default any securities of a person who, to the knowledge of the Trustee, owns 50 percent or more of the voting shares of the Obligor as of September 9, 1998.

Item 12. Indebtedness of the Obligor to the Trustee
         ------------------------------------------

         Not Applicable

Item 13. Defaults of the Obligor
         -----------------------

         Not Applicable

Item 14. Affiliations with the Underwriters
         ----------------------------------

         Not Applicable

Item 15. Foreign Trustee
         ---------------

         Not Applicable

Item 16. List of exhibits

         Listed below are all exhibits filed as a part of this statement of eligibility and qualification.

         EXHIBIT NUMBER    EXHIBIT

              1. Articles of Association of the Trustee, as now in effect.

              2. Certificate of Authority from the Comptroller of the Currency and evidence of subsequent changes in the corporate title of the Association.

              3. Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers.

              4.           Bylaws, as amended, of the Trustee.

              5.           N/A

              6. Consent of the Trustee required by Section 321 (b) of the Act.

              7.           Report of Condition of the Trustee as of June 30,
                           1998.

              8.           N/A

              9.           N/A

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, UMB, National Association, a national bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Kansas City, and State of Missouri, on the 10th day of September, 1998.

                                       UMB BANK, NATIONAL ASSOCIATION


                                       BY:  /s/ R. William Bloemker
                                          -----------------------------------
                                          R. William Bloemker, Vice President

                                                           T-l     Exhibit No. l



                            TO WHOM IT MAY CONCERN


     The attached Articles of Association are the Articles of Association for the UMB Bank, National Association and are current as of this date.



                                       BY:    /s/ Randy S. McPhail
                                          -----------------------------------
                                          Assistant Secretary



September 10, 1998



[SEAL]

                        UMB BANK, NATIONAL ASSOCIATION

                       RESTATED ARTICLES OF ASSOCIATION
                       --------------------------------




     FIRST: The title of this Association shall be "UMB Bank, National Association" (amended as of October 1, 1994).

     SECOND: The main office shall be in the City of Kansas City, County of Jackson, State of Missouri. The general business of this Association, and its operations of discount and deposit, shall be conducted at its main office.

     THIRD: The Board of Directors of this Association shall consist of not less than five nor more than twenty-five shareholders, the exact number of Directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the Untied States, any vacancy in the Board of Directors for any reason, including an increase in the number thereof, may be filled by action of the Board of Directors.

     FOURTH: The regular annual meeting of the shareholders for the election of directors and the transaction of whatever other business which may be brought before said meeting shall be held at the main office, or at such other place as the Board of Directors may designate, on the day of each year specified therefor in the By-Laws of the Association, but if no election be held on that day it may be held on any subsequent day according to the provisions of law.

     FIFTH: The amount of authorized capital stock of this Association shall be Thirteen Million Two Hundred Fifty Thousand Dollars ($16,500,000), divided into 660,000 shares of common stock of the par value of Twenty-Five Dollars ($25) each; but said capital stock may be increased or decreased from time to time in accordance with the provisions of the laws of the United States.

     If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of said capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The Board of Directors shall have the power to prescribe a reasonable period of time within which the preemptive rights to subscribe to the new shares of capital stock must be exercised.

     If the capital stock is increased by a stock dividend, each shareholder shall be entitled to his proportion of the amount of such increase in accordance with the number of shares of capital stock owned by him at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

     SIXTH: The Board of Directors shall appoint one of its members to be President of this Association. The Board of Directors may appoint one of its members to be Chairman of the Board, who shall perform such duties as the Board of Directors may designate.

     The Board of Directors shall have the power to appoint one or more Vice Presidents and to appoint a Cashier and such other officers and employees as may be required to transact the business of the Association.

     The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase in the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-Laws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for the Board of Directors to do and perform.

     The Board of Directors, without the approval of the shareholders, but subject to the approval of the Comptroller of the Currency, shall have the power to change the location of the main office of the Association to any other place within the limits of Kansas City, Missouri and to establish or change the location of any branch or branches to any other location permitted under applicable law.

     SEVENTH: The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

     EIGHTH: The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the stock of this Association, may call a special meeting of the shareholders at any time; provided, however, that unless otherwise provided by law, not less than ten (10) days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first class mail, postage prepaid, to all shareholders of record at their respective addresses as shown upon the books of the Association.

     Subject to the provisions of the laws of the United States, these Articles of Association may be amended at any meeting of the shareholders, for which adequate notice has been given, by the affirmative vote of the owners of two-thirds of the stock of this Association, voting in person or by proxy.

     NINTH: Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit, or proceeding, civil or criminal, to which he or they shall be made a party by reason of his being or having been a director, officer, or employee of the Association or any firm, corporation, or organization which he served in any capacity at the request of the Association; provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he shall finally be adjudged to have been guilty of or liable for gross negligence or willful misconduct or criminal acts in the performance of his duties to the Association; and, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding, constituting a majority of the whole number of the directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

                                                            T-1  Exhibit 2



                                  CERTIFICATE
                                  -----------


      For and on behalf of UMB Bank, National Association, a national banking association organized under the laws of the United States of America (formerly named The City National Bank and Trust Company of Kansas City and the United Missouri Bank of Kansas City, National Association and United Missouri Bank, National Association), the undersigned, Randy S. McPhail, Assistant Secretary of said Association, hereby certifies that attached hereto are the following:

         1) A true and correct copy of the certificate of the Comptroller of the Currency, dated December 31, 1972, evidencing a change in corporate title from the City National Bank and Trust Company of Kansas City to United Missouri Bank of Kansas City National Association;

         2) A true and correct copy of the letter of authorization from the Comptroller of the Currency, dated April 9, 1991, authorizing the Association to adopt the name United Missouri Bank, National Association; and

         3) Certified Resolution evidencing recordation of change of the name of the Association to UMB Bank, National Association.

      Certified under the corporate seal of said Association this 10th day of September, 1998.



                                       /s/ Randy S. McPhail
                                       -------------------------------------
                                       Assistant Secretary

                                                                  T-1  Exhibit 3


                             CERTIFIED RESOLUTION
                             --------------------


      I hereby certify that the following is an excerpt from a letter dated October 3, 1994 from the Office of the Comptroller of the Currency (OCC) confirming the Bank's change of name:

      THE OCC HAS RECORDED THAT, AS OF OCTOBER 1, 1994, THE TITLE OF UNITED MISSOURI BANK, NATIONAL ASSOCIATION, CHARTER NO. 13936, WAS CHANGED TO "UMB BANK, NATIONAL ASSOCIATION."



                                       /s/ Randy S. McPhail
                                       -------------------------------------
                                       Assistant Secretary

                                  CERTIFICATE
                                  -----------


      For and on behalf of UMB Bank, National Association, a national banking association under the laws of the United States of America, the undersigned, Randy S. McPhail, Assistant Secretary of said Association, hereby certifies that the attached document is a true and correct copy of the certificate issued by the Comptroller of the Currency of the United States evidencing its authority to exercise fiduciary powers under the statutes of the United States.

      Certified under the corporate seal of said Association this 10th day of September, 1998.



                                       /s/ Randy S. McPhail
                                       -------------------------------------
                                       Assistant Secretary

                                                              T-1  Exhibit No. 4



 TO WHOM IT MAY CONCERN

      The attached By-Laws are the By-Laws for the UMB Bank, National Association and are current as of this date.



                                       /s/ Randy S. McPhail
                                       -------------------------------------
                                       Assistant Secretary




 September 10, 1998



 [SEAL]

                        UMB BANK, NATIONAL ASSOCIATION

                                    BY-LAWS

                                   ARTICLE I
                                   ---------

                           Meetings of Shareholders
                           ------------------------

Section 1.1 - Where Held.  All meetings of shareholders of this Association
              ----------
shall be held at its main banking house in Kansas City, Jackson County, Missouri, or at such other place as the Board of Directors may from time to time designate.

Section 1.2 - Annual Meeting.  The annual meeting of shareholders shall be held
               --------------
at 11 o'clock in the forenoon, or at such other time as shall be stated in the notice thereof, on the third Wednesday of January in each year or, if that day be a legal holiday, on the next succeeding banking day, for the purpose of electing a Board of Directors and transacting such other business as may properly come before the meeting.

Section 1.3 - Special Meetings.  Except as otherwise provided by law, special
              ----------------
meetings of shareholders may be called for any purpose, at any time, by the Board of Directors or by any three or more shareholders owning, in the aggregate, not less than ten percent (10%) of the outstanding stock in the Association.

Section 1.4 - Notice of Meetings.  Written notice of the time, place, and
              ------------------
purpose of any meeting of shareholders shall be given to each shareholder (a) by delivering a copy thereof in person to the shareholder, or (b) by depositing a copy thereof in the U.S. mails, postage prepaid, addressed to the shareholder at his address appearing on the books of the Association, in either case at least ten (10) days prior to the date fixed for the meeting.

Section 1.5  - Quorum.  A majority of the outstanding capital stock, represented
               ------
in person or by proxy, shall constitute a quorum for the transaction of business at any meeting or shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

Section 1.6 - Adjournment.  Any meeting of shareholders may, by majority vote of
              -----------
the shares represented at such meeting, in person or by proxy, though less than a quorum, be adjourned from day to day or from time to time, not exceeding, in the case of elections of directors, sixty (60) days from such adjournment, without further notice, until a quorum shall attend or the business thereof shall be completed. At any such adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called.

Section 1.7 - Voting.  Each shareholder shall be entitled to one (1) vote on
              ------
each share of stock held, except that in the election of directors each shareholder shall have the right to cast as many votes, in the aggregate, as shall equal the number of shares owned by him, multiplied by the number of directors to be elected, and said votes may be cast for one director or distributed among two (2) or more candidates. Voting may be in person or by proxy, but no officer or employee of this Association shall act as proxy. Authority to vote by proxy shall be by written instrument, dated and filed with the records of the meeting, and shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.

                                  ARTICLE II
                                  ----------

                                   Directors
                                   ---------

Section 2.1 - Number and Qualifications.  The Board of Directors (hereinafter
              -------------------------
sometimes referred to as the "Board") shall consist of not less than five (5) nor more than twenty-five (25) shareholders, the exact number, within such limits, to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors shall not increase the number of directors to a number which: (a) exceeds by more than two (2) the number of directors last elected by shareholders where such number was fifteen (15) or less; or (b) exceeds by more than four (4) the number of directors last elected by shareholders where such number was sixteen (16) or more. No person who has attained the age of seventy
(70) shall be eligible for election to the Board of Directors unless such person is actively engaged in business at the time of his election, but any person not so disqualified at the time of his election as a director shall be entitled to serve until the end of his term. All directors shall hold office for one (1) year and until their successors are elected and qualified.

Section 2.2 - Advisory Directors.  The Board of Directors may appoint Advisory
              ------------------
Directors, chosen from former directors of the Association or such other persons as the Board shall select. The Advisory Directors shall meet with the Board at all regular and special meetings of the Board and may participate in such meetings but shall have no vote. They shall perform such other advisory functions and shall render such services as may from time to time be directed by the Board.

Section 2.3 - Powers.  The Board shall manage and administer the business and
              ------
affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board. It may not delegate responsibility for its duties to others, but may assign the authority and responsibility for various functions to such directors, committees and officers or other employees as it shall see fit.

Section 2.4 - Vacancies.  In case of vacancy occurring on the Board through
              ---------
death, resignation, disqualification, disability or any other cause, such vacancy may be filled at any regular or special meeting of the Board by vote of a majority of the surviving or remaining directors then in office. Any director elected to fill a vacancy shall hold office for the unexpired term of the director whose place was vacated and until the election and qualification of his successor.

Section 2.5 - Organization Meeting.  Following the annual meeting of
              --------------------
shareholders, the Corporate Secretary shall notify the directors elect of their election and of the time and place of the next regular meeting of the Board, at which the new Board will be organized and the members of the Board will take the oath required by law, after which the Board will appoint committees and the executive officers of the Association, and transact such other business as may properly come before the meeting; provided, however, that if the organization meeting of the Board shall be held immediately following the annual meeting of shareholders, no notice thereof shall be required except an announcement thereof at the meeting of directors.

Section 2.6 - Regular Meetings.  The regular meetings of the Board of Directors
              ----------------
shall be held, without notice except as provided for the organization meeting, on the third Wednesday of each month at the main banking house in Kansas City, Jackson County, Missouri. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking day, unless the Board shall designate some other day. A regular monthly meeting of the Board may, by action of the Board at its preceding meeting, be postponed to a later day in the same month.

Section 2.7 - Special Meetings.  Special meetings of the Board may be called by
              ----------------
the Corporate Secretary on direction of the President or of the Chairman of the Board, or at the request of three (3) or more directors. Each member of the Board shall be given notice, by telegram, letter, or in person, stating the time, place and purpose of such meeting.

Section 2.8 - Quorum.  Except when otherwise provided by law, a majority of the
              ------
directors shall constitute a quorum for the transaction of business at any meeting, but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.9 - Voting.  A majority of the directors present and voting at any
              ------
meeting of the Board shall decide each matter considered. A director may not vote by proxy.

Section 2.10 - Compensation of Directors.  The compensation to be paid the
               -------------------------
directors of the Association for their services shall be determined from time to time by the Board.



                                  ARTICLE III
                                  -----------

                       Committees Appointed by the Board
                       ---------------------------------

Section 3.1 - Standing Committees.  The standing committees of this Association
              -------------------
shall be the Management Committee, Executive Committee, the Officers' Salary Committee, the Discount Committee, the Bond Investment Committee, the Trust Policy Committee, the Bank Examining Committee and the Trust Auditing Committee. The members of the standing committees shall be appointed annually by the Board of Directors at its organization meeting, or, on notice, at any subsequent meeting of the Board, to serve until their respective successors shall have been appointed. The President and the Chairman of the Board shall be, ex officio, members of all standing committees except the Bank Examining Committee and the Trust Auditing Committee. Each standing committee shall keep minutes of its meetings, showing the action taken on all matters considered. A report of all action so taken shall be made to the Board, and a copy of such minutes shall be available for examination by members of the Board.

Section 3.2 - Management Committee.  The Management Committee shall consist of
              --------------------
such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee may adopt policies (not inconsistent with policies and delegations of authority prescribed by these By-Laws or by the Board) with respect to the executive and administrative functions of the Association, and in general, it shall coordinate the performance of such functions in and among the various departments of the Association, assisting and advising the executive officers or department heads upon matters referred to it by such officers or department heads. The Committee shall make reports and recommendations to the Board upon such policies or other matters as it deems advisable or as may be referred to it by the Board, and shall have such other powers and duties as may be delegated or assigned to it by the Board from time to time. The secretary of the Committee may be designated by the Board, or, in default thereof, by the Committee, and may but need not be a member thereof.

Section 3.3 - Executive Committee.  The Executive Committee shall consist of
              -------------------
such executive officers of the Association as shall be designated by the Board. One of the members of the Committee shall be designated by the Board as Chairman. The Committee shall carry out such responsibilities and duties as the Management Committee shall delegate to it, from time to time.

Section 3.4 - Officers' Salary Committee.  The Officers' Salary Committee shall
              --------------------------
consist of such directors and officers of the Association as may be designated by the Board. It shall study and consider the compensation to be paid to officers of the Association and shall make recommendations to the Board with respect thereto and with respect to such other matters as may be referred to it by the Board.

Section 3.5  - Discount Committee.  The Discount Committee shall consist of such
               ------------------
directors and officers as shall be designated by the Board of Directors. It shall have the power to discount and purchase bills, notes and other evidences of debt; to buy and sell bills of exchange; to examine and approve loans and discounts; and to exercise authority regarding loans and discounts held by the Association. At each regular meeting of the Board, the Board shall approve or disapprove the report filed with it by the Discount Committee and record its actions in the minutes of its meeting. The powers and authority conferred upon the Discount Committee by this Section may, with the approval of the Board of Directors, be assigned or delegated by it, to officers of the Association, subject to such limits and controls as the Committee may deem advisable.

Section 3.6 - Bond Investment Committee.  The Bond Investment Committee shall
              -------------------------
consist of such directors and officers as shall be designated by the Board of Directors. It shall have power to buy and sell bonds, to examine and approve the purchase and sale of bonds, and to exercise authority regarding bonds held by the Association. At each regular meeting of the Board, the Board shall approve or disapprove the report filed with it by the Bond Investment Committee and record its action in the minutes of its meeting.

Section 3.7 - Trust Policy Committee.  The Trust Policy Committee shall consist
              ----------------------
of such directors and officers of the Association as shall be designated by the Board of Directors. Such committee shall have and exercise such of the Bank's fiduciary powers as may be assigned to it by the Board, with power to further assign, subject to its control, the exercise of such powers to other committees, officers and employees. The action of the Trust Policy Committee shall, at all times, be subject to control by the Board.

Section 3.8 - Bank Examining Committee.  The Bank Examining Committee shall
              ------------------------
consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the Association. It shall make suitable examinations at least once during each period of twelve (12) months of the affairs of the Association or cause a suitable audit to be made by auditors responsible only to the Board of Directors. The result of such examinations shall be reported in writing, to the Board at the next regular meeting thereafter and shall state whether the Association is in a sound and solvent condition, whether adequate internal controls and procedures are being maintained, and shall recommend to the Board such changes as the Committee shall deem advisable. The Bank Examining Committee, with the approval of the Board of Directors, may employ a qualified firm of certified public accountants to make an examination and audit of the Association. If such a procedure is followed, the annual examination of directors, will be deemed sufficient to comply with the requirements of this section of the By-Laws.

Section 3.9 - Trust Auditing Committee.  The Trust Auditing Committee shall
              ------------------------
consist of such directors of the Association as shall be designated by the Board, none of whom shall be an active officer of the Association. At least once during each calendar year, and within fifteen (15) months of the last such audit, the Trust Auditing Committee shall make suitable audits of the Trust Departments or cause suitable audit to be made by auditors responsible only to the Board of Directors, and at such time shall ascertain whether the Departments have been administered in accordance with law, the Regulations of the Comptroller and sound fiduciary practices. As an alternative, in lieu of such periodic audits, the Board may elect to adopt an adequate continuous audit system.

Section 3.10 - Other Committees.  The Board may appoint, from time to time, from
               ----------------
its own members or from officers of the Association, or both, other committees of one or more persons for such purposes and with such powers as the Board may determine.

Section 3.11 - Compensation of Committee Members.  The Board shall determine the
               ---------------------------------
compensation to be paid to each member of any committee appointed by it for services on such committee, but no such compensation shall be paid to any committee member who shall at the time be receiving a salary from the Association as an officer thereof.


                                  ARTICLE IV
                                  ----------

                            Officers and Employees
                            ----------------------

Section 4.1 - Chairman of the Board.  The Board of Directors shall appoint one
              ---------------------
of its members (who may, but need not, be President of the Association) as Chairman of the Board. He shall preside at all meeting of the Board of Directors and shall have general executive powers and such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.2 - President.  The Board of Directors shall appoint one of its
              ---------
members to be the President of this Association. The President shall be the chief executive officer of the Association, except as the Board of Directors may otherwise provide, and shall have and may exercise any and all other powers and duties pertaining to such office. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors. He shall be, ex officio, a member of all standing committees except the Bank Examining Committee and the Trust Auditing Committee.

Section 4.3 - Chairman of the Executive Committee.  The Board of Directors may
              -----------------------------------
appoint a Chairman of the Executive Committee, who shall have general executive powers and shall have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to, him by the Board of Directors.

Section 4.4 - Vice Presidents.  The Board of Directors shall appoint one or more
              ---------------
Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board and may be given such descriptive or functional titles as the Board may designate.

Section 4.5 - Trust Officers.  The Board of Directors shall appoint one or more
              --------------
Trust Officers. Each Trust Officer shall have such powers and duties as may be assigned to him by the Board of Directors in accordance with the provisions of
Article V. The Trust Officers may be given such descriptive or functional titles as the Board may designate.

Section 4.6 - Corporate Secretary.  The Board of Directors shall appoint a
              -------------------
Corporate Secretary. The Corporate Secretary shall be responsible for the minutes book of the Association, in which he shall maintain and preserve the organization papers of the Association, the Articles of Association, the By-Laws, minutes of regular and special meetings of the shareholders and of the Board of Directors, and reports by officers and committees of the Association to the shareholders and to the Board of Directors. He shall attend all meetings of the shareholders and of the Board of Directors and shall act as the clerk of such meetings and shall prepare and sign the minutes of such meetings. He shall have custody of the corporate seal of the Association and of the stock transfer books, except as given to the Comptroller's Department or the Corporate Trust Department to act as transfer agent and registrar of the Association's capital stock, and of such other documents and records as the Board of Directors shall entrust to him. The Secretary shall give such notice of meetings of the shareholders and of the Board of Directors as is required by law, the Articles of the Association and the By-Laws. In addition, he shall perform such other duties as may be assigned to him from time to time by the Board of Directors. The Assistant Secretaries shall render the Corporate Secretary such assistance as he shall require in the performance of his office. During his absence or inability to act, the Assistant Secretaries shall be vested with the powers and perform the duties of the Corporate Secretary.

Section 4.7 - Cashier.  The Board of Directors may appoint a Cashier.  He shall
              -------
have such powers and shall perform such duties as may be assigned to him by resolution of the Board of Directors.

Section 4.8 - Comptroller.  The Board of Directors shall appoint a Comptroller.
              -----------
The Comptroller shall institute and maintain the accounting policies and practices established by the Board of Directors. He shall maintain, or cause to be maintained, adequate records of all transactions of the Association. He shall be responsible for the preparation of reports and returns to taxing and regulatory authorities, and at meetings of the Board of Directors shall furnish true and correct statements of condition and statements of operations of the Association and such further information and data, and analyses thereof, as the Board of Directors may require. He shall have custody of the Association's insurance policies. In addition, the Comptroller shall perform such other duties as may be assigned to him, from time to time by the Board of Directors. The Assistant Comptroller(s) shall render the Comptroller such assistance as he shall require in the performance of the duties of his office and, during his absence or inability to act, the Assistant Comptroller(s), in the order designated by the Board of Directors, shall be vested with the powers and perform the duties of the Comptroller.

Section 4.9 - Auditor.  The Board of Directors shall appoint an Auditor of the
              -------
Association. He shall see that adequate audits of the Association are currently and regularly made and that adequate audit systems and controls are established and maintained. He shall examine each department and activity of the Association and may inquire into transactions affecting the Association involving any officer or employee thereof. The Board, however, may, in lieu of appointing an Auditor, assign the duties thereof to the Auditor of the parent company of the Association.

Section 4.10 - Other Officers.  The Board of Directors may appoint one or more
               --------------
Assistant Vice Presidents, one or more Assistant Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, and such other officers and Attorneys-In-Fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Association. The power to appoint such assistant or the additional officers may be delegated to the Chairman of the Board or the President, or to such other executive officer or officers as the Board may designate, but the power to appoint any officer of the Audit Department or any Assistant Secretary may not be so delegated. Any officer and Attorney-In-Fact appointed as herein provided shall exercise such powers and perform such duties as pertain to his office or as may be conferred upon or assigned to him by the Board of Directors of by the officer authorized to make such appointment.

Section 4.11 - Tenure of Office.  The Chairman of the Board and the President
               ----------------
shall hold office for the current year for which Board of Directors of which they are members was elected, unless either of them shall resign, become disqualified or be removed, and any vacancy occurring in either of such offices shall be filled promptly by the Board of Directors. All other officers of the Association shall serve at the pleasure of the Board of Directors.

Section 4.12 - Compensation of Officers.  The compensation of the officers of
               ------------------------
the Association shall be fixed and may be altered, from time to time, by the Board of Directors or, in the case of officers appointed by another officer, as authorized by Section 4.10 of this Article, by the officer or officers making such appointment, subject to the supervisory control of, and in accordance with the policies established by, the Board.

Section 4.13 - Combining Offices.  The Board of Directors, in its discretion,
               -----------------
may combine two or more offices and direct that they be filled by the same individual, except that (a) the office of Corporate Secretary shall not be combined with that of the Chairman of the Board or of the President and (b) the office of Auditor shall not be combined with any other office.

Section 4.14 - Succession.  During the absence of the Chairman of the Board, or
               ----------
such other officer designated as Chief Executive Officer, all of the duties pertaining to his office under these By-Laws and the resolutions of the Board of Directors shall, subject to the supervisory control of the Board, devolve upon, and be performed by, the officers, successively, who are next in the order of authority as established by the Board of Directors from time to time, or, in the absence of an order of authority so established, in the order of Chairman of the Board, President and Chairman of the Executive Committee as may be applicable in the particular case.

Section 4.15 - Clerks and Agents.  Any one of the Chairman of the Board,
               -----------------
President or Chairman of the Executive Committee, or any officer of the Association authorized by them, may appoint and dismiss all or any clerks, agents and employees and prescribe their duties and the conditions of their employment, and from time to time fix their compensation.

Section 4.16 - Requiring Bond.  The Board of Directors shall require such
               --------------
officers and employees of the Association as it shall designate to give bond, of suitable amount, with security to be approved by the Board, conditioned for the honest and faithful discharge by each such officer or employee of his respective duties. In the discretion of the Board, such bonds may be in blanket form and the premiums may be paid by the Association. The amount of such bonds, form of coverage, and the company acting as surety therefor, shall be reviewed by the Board of Directors each year.

                                   ARTICLE V
                                   ---------

                        Administration of Trust Powers
                        ------------------------------

Section 5.1 - Trust Department. Organization.  There shall be one or more
              ----------------  ------------
departments of the Association which shall perform the fiduciary responsibilities of the Association.

Section 5.2 - Management of Department.  The Board of Directors shall be
              ------------------------
responsible for the management and administration of the Trust Department or Departments, but is may assign or delegate such of its powers and authority to the Trust Policy Committee and to such other committees and officers of the Association as it may deem advisable.

Section 5.3 - Department Heads.  The Board of Directors shall designate one of
              ----------------
the Trust Officers as the chief executive of each Trust Department. His duties shall be to manage, supervise and direct all activities of such Department, subject to such supervision as may be vested in the Trust Policy and other committees. He shall do, or cause to be done, all things necessary or proper in carrying on the business of such Department in accordance with provisions of law, applicable regulations and policies established by authority of the Board. He shall act pursuant to opinions of counsel where such opinion is deemed necessary. He shall be responsible for all assets and documents held by the Association in connection with fiduciary matters, in such Department, except as otherwise provided in this Article V.

Section 5.4 - Custody of Securities.  The Board of Directors shall designate two
              ---------------------
or more officers or employees of the Association to have joint custody of the investments of each trust account administered by the Trust Department or Departments.

Section 5.5 - Trust Department Files.  There shall be maintained in each Trust
              ----------------------
Department files containing all fiduciary records necessary to assure that it fiduciary responsibilities have been properly undertaken and discharged.

Section 5.6 - Trust Investments.  Funds held in a fiduciary capacity shall be
              -----------------
invested in accordance with the instrument establishing the fiduciary relationship and governing law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under the laws of the State of Missouri and the decisions of its courts.

                                  ARTICLE VI
                                  ----------

                         Stock and Stock Certificates
                         ----------------------------

Section 6.1 - Transfers.  Shares of the capital stock of the Association shall
              ---------
be transferable only on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded.

Section 6.2 - Stock Certificates.  Certificates of stock shall bear the
              ------------------
signatures of (i) the Chairman of the Board, the President or any Vice President, and (ii) the Secretary, Cashier, any Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose; and the seal of the Association shall be impressed, engraved, or printed thereon. Such signatures may be manual or engraved, printed or otherwise impressed by facsimile process; but if both of the required signatures are by facsimile then such certificates shall be manually countersigned by the person or persons thereunto authorized by the

Board of Directors. Certificates bearing the facsimile signature of an authorized officer may be validly issued even though the person so named shall have ceased to hold such office at the time of issuance. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association upon the surrender of such certificate properly endorsed.

Section 6.3 - Closing Transfer Books or Fixing Record Date.  The Board of
              --------------------------------------------
Directors shall have power to close the transfer books of the Association for a period not exceeding thirty (30) days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date of allotment of rights, or the date when any change or conversion of exchange of shares shall go into effect; provided, however, that in lieu of closing the said transfer books, the Board of Directors may fix, in advance, a date, not exceeding thirty
(30) days preceding the date of any such event, as record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting (and any adjournment thereof), or entitled to receive payment of any such dividend or allotment of such rights, or to exercise rights in respect of any such change, conversion or exchange of shares, and in such case, only such shareholders as shall be shareholders of record at the close of business on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting (and any adjournment thereof), or to receive payment of such dividend or allotment of such rights, or to exercise such rights, as the case may be.


                                  ARTICLE VII
                                  -----------

                                Corporate Seal
                                --------------

Section 7.1 - Authority to Affix.  The President, the Corporate Secretary, the
              ------------------
Cashier, and any Assistant Secretary or other officer designated by the Board of Directors, shall have authority to affix the corporate seal on any document requiring such seal, and to attest the same. The seal shall be substantially in the following form:


                                 ARTICLE VIII
                                 ------------

                           Miscellaneous Provisions
                           ------------------------

Section 8.1 - Fiscal Year.  The fiscal year of the Association shall be the
              -----------
calendar year.

Section 8.2 - Execution of Instruments.  All agreements, indentures, mortgages,
              ------------------------
deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Association by the Chairman of the Board, the President, any Vice President, or the Cashier; and, if in connection with the exercise of fiduciary powers of the Association, by any of said officers or by any authorized officer of the Trust Department or Departments. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted on behalf of the Association in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section are supplementary to any other provisions of these By-Laws.

Section 8.3 - Banking Hours.  The Association shall be open for business on such
              -------------
days and during such hours as may be prescribed by resolution of the Board of Directors. Unless and until the Directors shall prescribe other and different banking hours, this Association's main office shall be open for business from 9:30 o'clock a.m. to 2:00 o'clock p.m. of each day, except Fridays when the hours shall be from 9:30 o'clock a.m. to 6:00 o'clock p.m., and except that the Association shall be closed on Saturdays and Sundays, and, with the approval of the Board on days recognized by the laws of the State of Missouri as public holiday.


                                  ARTICLE IX
                                  ----------

                                    By-Laws
                                    -------

Section 9.1. - Inspection.  A copy of the By-Laws, with all amendments thereto,
               ----------
shall at all times be kept in a convenient place at the main office of the Association and shall be open for inspection to all shareholders during banking hours.

Section 9.2 - Amendments.  The By-Laws may be amended, altered or repealed by
              ----------
vote of a majority of the entire Board of Directors at any meeting of the Board, provided that ten (10) days' written notice of the proposed change has been given to each Director. No amendment may be made unless the By-Laws, as amended, is consistent with the requirements of the laws of the United States and with the provisions of the Articles of the Association. A certified copy of all amendments to the By-Laws shall be forwarded to the Comptroller of the Currency immediately after adoption.



10-1-94

                                                               T-1     Exhibit 6


                              CONSENT OF TRUSTEE
                              ------------------


     Pursuant to Section 32l(b) of the Trust Indenture Act of l939, UMB Bank, National Association, a national bank organized under the laws of the United States, hereby consents that reports of examinations by the Comptroller of the Currency, of the Federal Deposit Insurance Corporation, and any other federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.


                                       UMB BANK, NATIONAL ASSOCIATION



                                        /s/ R. William Bloemker
                                       --------------------------------------
                                       R. William Bloemker, Vice President


Date:  September 10, 1998

Legal Title of Bank:         UMB BANK, NATIONAL ASSOCIATION     Call Date: 6/30/98     FFIEC 032
Address:                     P. O. Box 419226                                          Page RC-1
City, State  Zip:            Kansas City, MO  64141-6226
FDIC Certificate No.:          1   3   6   0   1
                             ---------------------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - - BALANCE SHEET

                                                                                                      ----------------------
                                                                                                               C300
                                                 Dollar Amounts in Thousands    RCON          Bil         Mil        Thou
----------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                          / / / / / / / / / / / / / / / / / / / / / /
1.  Cash and balances due from depository institutions (from Schedule RC-A)     / / / / / / / / / / / / / / / / / / / / / /
    a.  Noninterest-bearing balances and currency and coin (1)...........       0081                                806,764  1.a.
    b.  Interest-bearing balances (2)....................................       0071                                  2,053  1.b.
2.  Securities:                                                                 // / / / / / / / / / / / / / / / / / / / /
    a.  Held-to-maturity securities (from Schedule RC-B, column A).......       1754                                173,893  2.a.
    b.  Available-for-sale securities (from Schedule RC-B, column D).....       1773                              1,005,244  2.b.
3.  Federal funds sold and securities purchased under agreements
    to resell............................................................       1350                                272,064  3.
4.  Loans and lease financing receivables:                                      / / / / / / / / / / / / / / / / / / / / / /
    a.  Loans and leases, net of unearned
                                                        --------------------
        income (from Schedule RC-C)                     RCON 2122  1,550,057    / / / / / / / / / / / / / / / / / / / / / /  4.a.
    a.  LESS:  Allowance for loan and lease losses......RCON 3123     17,502    / / / / / / / / / / / / / / / / / / / / / /  4.b.
    c.  LESS:  Allocated transfer risk reserve..........RCON 3128          0    / / / / / / / / / / / / / / / / / / / / / /  4.c.
                                                        --------------------
    d.  Loans and leases, net of unearned income,                               / / / / / / / / / / / / / / / / / / / / / /
        allowance, and reserve (item 4.a minus 4.b and 4.c)..............       2125                              1,532,555  4.d.
5.  Trading assets (from Schedule RC-D)..................................       3545                                 77,730  5.
6.  Premises and fixed assets (including capitalized leases).............       2145                                133,932  6.
7.  Other real estate owned (from Schedule RC-M).........................       2150                                    583  7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).......................................       2130                                      0  8.
9.  Customers' liability to this bank on acceptances outstanding.........       2155                                  6,593  9.
10. Intangible assets (from Schedule RC-M)...............................       2143                                 29,205  10.
11. Other assets (from Schedule RC-F)....................................       2160                                 86,560  11.
12. Total assets (sum of items 1 through 11).............................       2170                              4,127,176  12.
                                                                               ---------------------------------------------

__________________________

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:  UMB BANK,              Call Date: 6/30/98        FFIEC 032
                      NATIONAL ASSOCIATION                             Page RC-2
Address:              P. O. Box 419226
City, State Zip:      Kansas City, MO 64141-6226
FDIC Certificate No.:   1  3  6  0  1
                      -----------------


SCHEDULE RC - - CONTINUED



                                                           Dollar Amounts in Thousands  RCON    Bil    Mil       Thou
----------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                              / / / / / / / / / / / / / / /
13.  Deposits:                                                                          / / / / / / / / / / / / / / /
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E)....  2200                3,176,244  13.a.
     a.  (1)  Noninterest-bearing (1)..........................  RCON 6631   1,402,697  / / / / / / / / / / / / / / /  13.a.(1)
         (2)  Interest-bearing.................................  RCON 6636   1,773,547  / / / / / / / / / / / / / / /  13.a.(2)
                                                               -----------------------
     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs................  / / / / / / / / / / / / / / /
         (1)  Noninterest-bearing.....................................................  / / / / / / / / / / / / / / /
         (2)  Interest-bearing........................................................  / / / / / / / / / / / / / / /
14.  Federal funds purchased and securities sold under agreements to repurchase.......  2800                  515,261  14.
15.  a.  Demand notes issued to the U.S. Treasury.....................................  2840                        0  15.a.
     b.  Trading liabilities (from Schedule RC-D).....................................  3548                        2  15.b
16.  Other borrowed money (includes mortgage indebtedness and obligations under
     capitalized leases):                                                               / / / / / / / / / / / / / / /
     a.  With a remaining maturity of one year or less................................  2332                        0  16.a.
     b.  With a remaining maturity of more than one year through three years..........  A547                        0  16.b.
     c.  With a remaining maturity of more than three years...........................  A548                        0  16.c.
17.  Not applicable                                                                     / / / / / / / / / / / / / / /
18.  Bank's liability on acceptances executed and outstanding.........................  2920                    6,593  18.
19.  Subordinated notes and debentures (2)............................................  3200                        0  19.
20.  Other liabilities (from Schedule RC-G)...........................................  2930                   65,779  20.
21.  Total liabilities (sum of items 13 through 20)...................................  2948                3,763,879  21.
22.  Not applicable                                                                     / / / / / / / / / / / / / / /
EQUITY CAPITAL                                                                          / / / / / / / / / / / / / / /
23.  Perpetual preferred stock and related surplus....................................  3838                        0  23.
24.  Common stock.....................................................................  3230                   16,500  24.
25.  Surplus (exclude all surplus related to preferred stock).........................  3839                  133,972  25.
26.  a.  Undivided profits and capital reserves.......................................  3632                  209,956  26.a.
     b.  Net unrealized holding gains (losses) on available-for-sale securities.......  8434                    2,869  26.b.
27.  Cumulative foreign currency translation adjustments..............................  / / / / / / / / / / / / / / /
28.  Total equity capital (sum of items 23 through 27)................................  3210                  363,297  28.
29.  Total liabilities and equity capital (sum of items 21 and 28)....................  3300                4,127,176  29.
                                                                                      -------------------------------



__________________________

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.